FIRST AMENDMENT TO THE
                            STOCK PURCHASE AGREEMENT


        THIS FIRST AMENDMENT to the Stock Purchase Agreement (the "Amendment") is entered into as of November 19, 1997, by and among TRAVEL SERVICES
INTERNATIONAL, INC., a Delaware corporation, ("TSI" or the "Purchaser"), CRUISEONE, INC., a Florida corporation (the "Company"), Tony Persico and Charlotte Luna (collectively, the "Sellers" or individually, a "Seller")..

                                 R E C I T A L S

        A. The parties hereto entered into a Stock Purchase Agreement (the "Agreement") dated as of October 28, 1997.

        B. Section 12.1 of the Agreement provides that the Agreement may be amended by a written instrument executed by each of the parties thereto.

        C. The parties hereto desire to clarify the rights and obligations of the parties under the Agreement and amend the terms of the Agreement in the manner set forth in this Amendment.


                                A G R E E M E N T

        In consideration of the foregoing premises and the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged hereby, the parties hereto, intending to be bound legally, hereby agree as follows:

        1. The recitals set forth above are true and correct in all respects and are incorporated herein and made a part hereof.

        2. All capitalized terms used in this Amendment without definition shall have the meanings assigned thereto in the Agreement.

        3. Section 1.2(a)(1) of the Agreement is hereby deleted in its entirety and replaced with the following:

                        "(1) Except for  transfers to immediate  family  members
                who  agree  to be bound by the  restrictions  set  forth in this
                Section 1.2 (or trusts for the benefit of family members of the Sellers, the trustees of which so agree), during the period (the "Pooling Restriction Period") beginning on the date hereof and ending on the earlier of (x) such time as financial statements covering at least thirty (30) days of post-acquisition combined operations of TSI and the Company have been published and (y) the six month anniversary of the Closing Date, the Sellers shall not sell, assign, exchange, transfer, distribute, pledge, encumber or otherwise dispose of (in each case, a "transfer") any shares of TSI Stock. Following the Pooling Restriction Period, the Sellers shall be free from the restrictions of this
                Section 1.2(a)(1) to transfer the shares of TSI Stock held by Sellers, so long as such transfers are in accordance with the Future Sale Procedures set forth in Section 1.2(a)(2). The certificates evidencing the TSI Stock delivered to the Sellers pursuant to this Agreement shall bear a legend substantially in the form set forth below:

                THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, OR OTHER DISPOSITION, OTHER THAN IN ACCORDANCE WITH SECTIONS 1.2 OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER 28, 1997, BY AND AMONG ISSUER, CRUISEONE, INC. AND THE SELLERS NAMED THEREIN (THE "PURCHASE AGREEMENT"). UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO PROMPTLY REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) TO THE EXTENT THE RESTRICTIONS SET FORTH IN
                SECTION 1.2 OF THE PURCHASE AGREEMENT NO LONGER APPLY."

        4. Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                "11.1 Survival. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties of the Company and the Sellers shall survive and continue until the one year anniversary of the Closing Date."

        5. The phrase "324,022 shares of Common Stock" contained in the last paragraph of Section 1.1 of the Agreement shall be replaced by "328,492 shares of Common Stock.". In addition, Schedule 1.1 of the Agreement shall be replaced in its entirety by the Schedule 1.1 attached hereto.

        6. Section 4.1(c)(iii) shall be replaced in its entirety with the following language:

                "(iii) the marketing fees described on Schedule 2.16 hereto to the extent that such fees are incurred in the ordinary course of business."

        7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        In addition, Schedule 1.1 and Schedule 2.16 of the Agreement shall be replaced in its entirety with Schedule 1.1 and Schedule 2.16, respectively, attached hereto.

        IN WITNESS WHEREOF, the undersigned have each executed this Amendment as of the date first above-written.

                                   PURCHASER:

                                   TRAVEL SERVICES INTERNATIONAL, INC.:

                                   By: /s/ Michael J. Moriarty
                                      ---------------------------
                                      Michael J. Moriarty, President
                                      and Chief Operating Officer



                                   SELLERS:




                                     /s/  Tony Persico
                                   ------------------------
                                   Tony Persico



                                     /s/  Charlotte Luna
                                   ------------------------
                                   Charlotte Luna




                                   THE COMPANY:

                                   CRUISEONE, INC.

                                   By:  /s/  Tony Persico
                                        ------------------------
                                   Name:     Tony Persico
                                   Title:    President

                                                                  EXECUTION COPY





                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                      TRAVEL SERVICES INTERNATIONAL, INC.,


                                 CRUISEONE, INC.


                                       AND

                   THE SHAREHOLDERS SET FORTH ON SCHEDULE 1.1






                          DATED AS OF OCTOBER 28, 1997

                                TABLE OF CONTENTS

                                                                        Page No.

ARTICLE I
     1.1    Purchase and Sale of Capital Stock.................................1
     1.2    TSI Stock..........................................................2

ARTICLE II
     2.1    Organization, Qualification, etc...................................4
     2.2    Subsidiaries.......................................................4
     2.3    Capital Stock......................................................4
     2.4    Corporate Record Books.............................................4
     2.5    Title to Stock.....................................................4
     2.6    Options and Rights.................................................5
     2.7    No Bonus Shares....................................................5
     2.8    Predecessor Status, etc............................................5
     2.9    Spin-off by the Company............................................5
     2.10   Financial Condition at Closing.....................................5
     2.11   Certain Accounting Matters.........................................5
     2.12   Authorization, Etc.................................................6
     2.13   No Violation.......................................................6
     2.14   Financial Statements...............................................6
     2.15   Accounts Payable; Accounts Receivable; Customer Deposits...........7
     2.16   Employees..........................................................7
     2.17   Absence of Certain Changes.........................................8
     2.18   Contracts..........................................................8
     2.19   Disclosure........................................................10
     2.20   Title and Related Matters.........................................11
     2.21   Litigation........................................................11
     2.22   Tax Matters.......................................................11
     2.23   Compliance with Law and Applicable Government and other
                Regulations...................................................12
     2.24   ERISA and Related Matters.........................................13
     2.25   Intellectual Property.............................................14
     2.26   Environmental Matters.............................................15
     2.27   Dealings with Affiliates..........................................17
     2.28   Banking Arrangements..............................................17
     2.29   Insurance.........................................................17
     2.30   Investment Representations........................................17
     2.31   Inventories.......................................................18
     2.32   Brokerage.........................................................18
     2.33   Improper and Other Payments.......................................19
     2.34   Significant Suppliers; Material Plans and Commitments.............19
     2.35   Franchising Matters...............................................19

ARTICLE III
     3.1    Corporate Organization, etc.......................................20
     3.2    Authorization, Etc................................................20
     3.3    No Violation......................................................20
     3.4    Governmental Authorities..........................................21
     3.5    Issuance of TSI Stock.............................................21
     3.6    Taxes.............................................................21
     3.7    Capital Stock.....................................................22
     3.8    Options and Rights................................................22
     3.9    Litigation........................................................22
     3.10   Compliance with Law and Applicable Government Regulations.........22
     3.11   Material Adverse Change...........................................22
     3.12   SEC Reports.......................................................22

ARTICLE IV
     4.1    Regular Course of Business........................................23
     4.2    Amendments........................................................24
     4.3    Agreement to Retain Shares........................................24
     4.5    Capital and Other Expenditures....................................24
     4.6    Cash and Cash Equivalents.........................................24
     4.7    Borrowing.........................................................24
     4.8    Other Commitments.................................................24
     4.9    Interim Financial Information.....................................24
     4.10   Full Access and Disclosure........................................24
     4.11   Confidentiality...................................................25
     4.13   Fulfillment of Conditions Precedent...............................25

ARTICLE V.....................................................................25
     5.1    Confidentiality...................................................25
     5.2    Full Access and Disclosure........................................26

ARTICLE VI
     6.1    Further Assurances................................................26
     6.2    Pooling Accounting; Tax Matters...................................27
     6.3    Agreement to Defend...............................................27
     6.4    Consents..........................................................27
     6.5    No Solicitation or Negotiation....................................27
     6.6    No Termination of Sellers' Obligations by Subsequent
                Incapacity, Etc...............................................27
     6.7    Employment Agreements.............................................28
     6.8    Public Announcements..............................................28
     6.9    Non-Competition Covenant..........................................28
     6.10   Non-disclosure; Confidentiality...................................30
     6.11   Registration Rights...............................................31
     6.12   Affiliates; Pooling Agreements....................................31
     6.13   Advice of Changes.................................................32

ARTICLE VII
     7.1    Representations and Warranties; Covenants and Agreements..........32
     7.2    No Injunction.....................................................33
     7.3    Third Party Consents..............................................33
     7.4    Regulatory Approvals..............................................33
     7.5    No Material Adverse Change........................................33
     7.6    Accountants' Letters..............................................33
     7.7    Opinion of Sellers' Counsel.......................................34
     7.8    Employment Agreements.............................................34
     7.9    Delivery of the Company Share Certificates........................34
     7.10   Affiliate Agreements..............................................34
     7.11   Simultaneous Closings.............................................34

ARTICLE VIII
     8.1    Representations and Warranties; Performance.......................34
     8.2    No Injunction.....................................................35
     8.3    Purchase Consideration............................................35
     8.4    Employment Agreements.............................................35
     8.5    Registration Rights Agreement.....................................35
     8.6    Regulatory Approvals..............................................35
     8.7    No Material Adverse Change........................................35
     8.8    Opinion of Purchasers' Counsel....................................35
     8.9    Simultaneous Closing..............................................35

ARTICLE IX
     9.1    Closing...........................................................35
     9.2    Closing Deliveries................................................36

ARTICLE X
     10.1   Methods of Termination............................................37
     10.2   Procedure Upon Termination........................................37

ARTICLE XI
     11.1   Survival..........................................................38
     11.2   Indemnification by the Sellers....................................38
     11.3   Indemnification by the Purchaser..................................39
     11.4   Third-Party Claims................................................39

ARTICLE XII
     12.1   Amendment and Modification........................................41
     12.2   Entire Agreement..................................................41
     12.3   Certain Definitions...............................................41
     12.4   Notices...........................................................43
     12.5   Exhibits and Schedules............................................44
     12.6   Waiver of Compliance; Consents....................................44
     12.7   Assignment........................................................44
     12.8   Governing Law.....................................................44
     12.9   Consent to Jurisdiction; Service of Process.......................44
     12.10  Injunctive Relief.................................................44
     12.11  Headings..........................................................45
     12.12  Pronouns and Plurals..............................................45
     12.13  Construction......................................................45
     12.14  Binding Effect....................................................45
     12.15  Delays or Omissions...............................................45
     12.16  Severability......................................................45
     12.17  Expenses..........................................................45
     12.18  Attorneys' Fees...................................................46
     12.19  Counterparts......................................................46

                                    SCHEDULES

1.1       Sellers; Capitalization; Consideration
2.1       Jurisdictions of Qualification
2.2       Subsidiaries; Investments; Interests
2.7       Bonus Shares
2.8       Predecessor Status
2.13      Violations; Third Party Consents
2.14(a)   Additional Liabilities
2.14(b)   Liabilities  covered by  Insurance
2.15(a)   Accounts Payable
2.15(b)   Accounts Receivable
2.15(c)   Customer  Deposits
2.16      Employee  Matters
2.18(a)   Contracts
2.20      Real and Personal Property
2.21      Litigation
2.23(b)   Permits and Licenses
2.23(c)   Industry Affiliations and Memberships
2.24      ERISA, Benefit Plans and Other Matters
2.25      Intellectual Property
2.25(d)   Software
2.26      Environmental Matters
2.27      Affiliated  Transactions
2.28      Banking Arrangements
2.29      Insurance
2.30(c)   Non-Accredited Investors
2.30(d)   Non-Sophisticated   Investors
2.33      Improper Payments
2.34      Significant  Customers and Material Plans and Commitments
2.35(b)   Franchising  Breaches
2.35(c)   Earnings Claims
2.35(d)   Franchisees
6.12      Affiliates

                                    EXHIBITS


2.1            The Company's Articles of Incorporation, as amended, and By-laws
2.14           Financial Statements
6.7            Form of Employment Agreement
6.11           Form of Registration Rights Agreement
6.12           Form of Affiliate Letter Agreement

                            STOCK PURCHASE AGREEMENT


        STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of October 28, 1997, by and among TRAVEL SERVICES INTERNATIONAL, INC., a Delaware corporation ("TSI" or the "Purchaser"), CRUISEONE, INC., a Florida corporation (the "Company"), and the Persons set forth on Schedule 1.1 hereto, who constitute the holders of all of the issued and outstanding shares of capital stock of the Company (the "Sellers" or individually, a "Seller").

        WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of the Company;

        WHEREAS, TSI desires to purchase and acquire from the Sellers, and the Sellers desire to sell, transfer and deliver to TSI, all of the issued and outstanding shares of capital stock of the Company, upon the terms and subject to the conditions set forth herein;

        WHEREAS, upon the closing of the transactions contemplated by this Agreement, the Company shall be and become a wholly-owned subsidiary of TSI;

        WHEREAS, for federal income tax purposes, it is intended that the transaction will qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, for financial accounting purposes, it is intended that the transaction will be accounted for as a pooling of interests transaction under GAAP (as defined in Section 12.3);

        NOW, THEREFORE, for and in consideration of the mutual benefits to be derived hereby and the premises, representations, warranties, covenants and agreements herein contained, TSI, the Sellers and the Company hereby agree, intending to be legally bound, as follows:


                                    ARTICLE I

                            PURCHASE OF CAPITAL STOCK

        1.1     Purchase and Sale of Capital Stock .

                Subject to the terms and conditions of this Agreement, the Sellers agree to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase, acquire and accept delivery from the Sellers, all of the issued and outstanding shares of common stock, par value $1.00 per share (the "Company Shares"), of the Company owned or held by the Sellers, which number of Company Shares to be sold and purchased hereunder is set forth opposite each such Seller's name on
        Schedule 1.1 attached hereto.

        Contemporaneously with the sale, transfer and delivery to the Purchaser by the Sellers of the Company Shares at the Closing (as such term is defined in Section 9.1 hereof), and in consideration therefor, TSI shall deliver to the Sellers certificates evidencing, in the aggregate (to be distributed to the Sellers as set forth on Schedule 1.1 attached hereto), 324,022 shares of Common Stock, par value $.01 per share, of TSI.

        1.2 TSI Stock. The Purchaser shall issue the TSI Stock (as defined in Section 1.2) to the Sellers subject to the conditions and restrictions set forth in this Section 1.2.

                (a)     Restrictions on Transfer

                        (1) Except for transfers to immediate family members who
                agree to be bound by the  restrictions set forth in this Section
                1.2 (or trusts for the benefit of family members of the Sellers, the trustees of which so agree), during the period (the "Pooling Restriction Period") beginning on the date hereof and ending such time as financial statements covering at least thirty (30) days of post-acquisition combined operations of TSI and the Company have been published, the Sellers shall not sell, assign, exchange, transfer, distribute or otherwise dispose of (in each case, a "transfer") any shares of TSI Stock. Following the Pooling Restriction Period, the Sellers, in the aggregate and in proportion to the number of such shares of TSI Stock held by each such Seller, may transfer up to 15 percent of their shares of TSI Stock, so long as such transfer is in accordance with the Future Sale Procedures set forth in Section 1.2(a)(2), provided, however, that following the date which is six (6) months after the end of the Closing Date, the Sellers shall be free from the restrictions of this Section 1.2(a)(1) to transfer the remaining shares of TSI Stock held by such Sellers, so long as such transfers are in accordance with the Future Sale Procedures set forth in Section 1.2(a)(2). The certificates evidencing the TSI Stock shall bear a legend substantially in the form set forth below:

                        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, OR OTHER DISPOSITION, OTHER THAN IN ACCORDANCE WITH SECTIONS 1.2 OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER 28, 1997, BY AND AMONG ISSUER, CRUISEONE, INC. AND THE SELLERS NAMED THEREIN (THE "PURCHASE AGREEMENT"). UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO PROMPTLY REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER
                        AGENT)  TO THE  EXTENT  THE  RESTRICTIONS  SET  FORTH IN
                        SECTION 1.2 OF THE PURCHASE AGREEMENT NO LONGER APPLY.

                        (2) Except for transfers to family  members who agree to
                bound by the restrictions set forth in this Section 1.2 (or trusts for the benefit of the Sellers or their family members, the trustees of which so agree), regardless of whether or not transfers of such shares are restricted pursuant to the terms of subsection (1) above, during the two-year period commencing on the Closing Date, none of the Sellers shall transfer, in any transaction or series of related transactions, more than 5000 shares of TSI Stock (in either case, a "Future Sale"), except in accordance with this Section 1.2(a)(2) (the "Future Sale Procedures"). If any Seller desires to make a Future Sale, the Seller shall first give written notice thereof to TSI. Within two (2) business days after such notice is given to TSI, TSI shall designate in writing to the Seller the names and other pertinent information of at least two investment banks or market makers who actively make a market of TSI's stock and through whom the Future Sale may be made (subject to the volume restrictions in (I) above).

                        (3) No  Sellers  shall  transfer  any  shares of the TSI
                Stock at any time if such transfer would constitute a violation of any federal or state securities or "blue sky" laws, rules or regulations (collectively, "Securities Laws"), or a breach of the conditions to any exemption from registration of the TSI Stock under any such Securities Laws, or a breach of any undertaking or agreement of such Seller entered into with TSI pursuant to such Securities Laws or in connection with obtaining an exemption thereunder.

                        (4) For purposes of this Agreement (and the restrictions
                set forth in this Section 1.2), the term "TSI Stock" shall mean and include (i) the shares of TSI Stock issued, granted, conveyed and delivered to the Sellers pursuant to Section 1.1 hereof, and (ii) any and all other or additional shares of capital stock of TSI issued or delivered by TSI with respect to the shares of TSI Stock described in clause (i) hereof, including without limitation any shares of capital stock of TSI issued or delivered with respect to such shares as a result of any stock split, stock dividend, stock distribution, recapitalization or similar transaction.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

        The Sellers and the Company, jointly and severally, make the following representations and warranties to the Purchaser:

        2.1     Organization, Qualification, etc.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with the corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets.

                (b) The Company is duly qualified, registered or licensed to do business in good standing in the jurisdictions set forth on Schedule 2.1 attached  hereto,  those  being every
jurisdiction in which the conduct of the Company's business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified, registered or licensed and the failure to be so qualified, registered or licensed would have a Material Adverse Effect (as defined in Section 12.3).

                (c) True, complete and correct copies of the Company's articles of incorporation and by-laws, as presently in effect, are attached hereto as
Exhibit 2.1.

        2.2 Subsidiaries. Except as set forth on Schedule 2.2, the Company has no Subsidiaries (as defined in Section 12.3) nor any investment or other equity interest in, or any outstanding loan or advance to or from, any Person (as defined in Section 12.3), including any officer, director, shareholder or Affiliate (as defined in Section 12.3).

        2.3 Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of five hundred (500) shares of common stock, par value $1.00 per share. The stock record book of the Company has been made available to the Purchaser for inspection prior to the date hereof and is complete and correct, and all requisite Federal and State documentary stamps have been affixed thereon and canceled. The Company Shares constitute all of the issued and outstanding shares of capital stock of the Company; and all of the Company Shares are owned beneficially and of record by the Sellers as set forth on
Schedule 1.1 attached hereto.

        2.4 Corporate Record Books. The corporate minute books of the Company have been made available to the Purchaser, are complete and correct in all material respects and contain all of the material proceedings of the shareholders and directors of the Company.

        2.5 Title to Stock. All of the issued and outstanding shares of the capital stock of the Company are and immediately prior to the transfer to Purchaser at the Closing will be owned by the Sellers (in the amounts and as set forth on Schedule 1.1 hereto), are duly authorized, validly issued, fully paid and nonassessable, and are free of all Liens (as defined in Section 12.3). Upon delivery of the TSI Stock to the Sellers at the Closing, the Sellers will convey, and the Purchaser will own and hold, good and valid title to the Company Shares immediately prior to the Closing owned by such Sellers, free and clear of all Liens or contractual restrictions or limitations whatsoever other than liens, restrictions or limitations arising from the Contracts or actions of TSI.

        2.6 Options and Rights. There are no outstanding subscriptions, options, warrants, rights, securities, contracts, commitments, understandings or arrangements under which the Company is bound or obligated to issue any additional shares of its capital stock or rights to purchase shares of its capital stock, other than any preemptive rights that are waived below. There are no agreements, arrangements or understandings between any Sellers and/or the Company and any other Person (as defined in Section 12.3) regarding the Company Shares (or the transfer, disposition, holding or voting thereof). The Sellers do not have, or hereby waive, any preemptive or other right to acquire shares of Company Stock such Sellers have or may have had on the date hereof.

        2.7 No Bonus Shares. Except as set forth on Schedule 2.7, none of the Company Shares were issued pursuant to awards, grants or bonuses.

        2.8 Predecessor Status, etc.. Schedule 2.8 sets forth a listing of all names of all predecessor companies of the Company. Except as set forth on
Schedule 2.8, the Company has not at any time been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

        2.9 Spin-off by the Company. There has not been any sale or spin-off of material assets of the Company, any subsidiary thereof or any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Company within the preceding two (2) years.

        2.10 Financial Condition at Closing. At and as of Closing, the Company shall (i) have cash on hand that is sufficient, after taking into consideration
(x) the payments to be made pursuant to Section 4.1 (c) hereof and (y) the anticipated receipts and expenditures of the Company through December 31, 1997, to fund the operation of the Company during the period commencing as of the Closing Date and ending on January 1, 1998, (ii) have positive stockholders' equity, (iii) be current in all material respects on all bills and payables according to standard trade terms, (iv) have all client deposits for future travel held by the applicable supplier or held by the Company in a segregated cash or cash equivalent account (and such amount shall not be considered for purposes of clause (i) of this Section 2.10), all calculated and fairly presented in accordance with GAAP consistently applied.

        2.11 Certain Accounting Matters. No Seller, the Company, nor any of their affiliates, has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by TSI or any of its affiliates) would to his or her knowledge prevent TSI from accounting for the transactions contemplated hereby as pooling of interests business combinations in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

        2.12 Authorization, Etc. The Company has the corporate power and authority and each of the Sellers has the capacity to enter into this Agreement and the agreements and documents contemplated hereby to which they are or will become a party and perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby to which the Company is or will become a party have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. Upon execution and delivery of this Agreement and all other agreements contemplated hereby by the parties hereto and thereto this Agreement and all other agreements contemplated hereby shall constitute the legal, valid and binding obligation of each of the Company and the Sellers party hereto and thereto, enforceable against each such party in accordance with their respective terms.

        2.13 No Violation. The execution, delivery and performance by the Company and the Sellers of this Agreement, and any and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company and the Sellers do not and will not, except as set forth on Schedule
2.13 attached hereto, (a) conflict with or result in a material breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the capital stock or assets of the Company pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a material violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any Authority (as defined in Section 12.3) pursuant to, the articles of incorporation or by-laws of the Company or any Regulation (as defined in Section 12.3) to which the Company or the Sellers are subject, Order (as defined in Section 12.3) or material Contract (as defined in Section 12.3) to which the Company or any Seller is subject. The Company and the Sellers will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        2.14 Financial Statements. Attached as Exhibit 2.14 hereto are the following financial statements of the Company prepared in accordance with GAAP applied on a consistent basis: (i) balance sheets for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 (the "Balance Sheets"), (ii) statements of operations, stockholder's equity and cash flows for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 (the "Statements of Revenues and Expenses"), and (iii) the balance sheet, statement of operations, stockholder's equity and cash flows for the eight months ended August 31, 1997 (collectively, together with the Balance Sheets and the Statements of Revenues and Expenses, the "Financial Statements"). The balance sheets (and the notes thereto) included in the Financial Statements fairly present in all material respects the financial position of the Company at the respective dates thereof, and the statements of operations, stockholder's equity and cash flows included in the Financial Statements fairly present in all material respects the results of operations for the periods therein referred to (except as stated therein or in the notes or schedules thereto) applied in conformity with GAAP. Except as set forth on Schedule 2.14(a) attached hereto, the Company has no liability, whether accrued, absolute or contingent, of a type required to be reflected on a balance sheet or described in the notes thereto in accordance with GAAP, other than (i) liabilities which have been reflected or reserved against in the Financial Statements, (ii) liabilities incurred in the ordinary course of business since August 31, 1997, and (iii) liabilities covered by insurance or reinsurance (a complete and detailed description of which is provided in Schedule 2.14(b)).

        2.15 Accounts Payable; Accounts Receivable; Customer Deposits. Schedule 2.15(a) sets forth a complete list of the Company's accounts payable and accrued expense as of the date set forth thereon. The accounts receivable of the Company reflected on Schedule 2.15(b) attached hereto on the date hereof have been collected since the date of such report or are good and collectible except to the extent reserved against in the Financial Statements (which reserves have been determined in accordance with GAAP). All such accounts receivable (except to the extent so reserved against) arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, set-offs or counterclaims. The customer deposits for future travel are either (i) held by the Company in cash or cash receivables or (ii) held by the cruise line providing such travel. The customer deposits of the Company are held as set forth on Schedule 2.15(c).

        2.16 Employees. The Company has delivered to TSI an accurate list (which is set forth on Schedule 2.16) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) as of the end of the Company's most recent fiscal year (the "Balance Sheet Date") and (ii) for 1997 through September 30, 1997. The Company has provided to TSI true, complete and correct copies of any employment agreements for persons listed on Schedule 2.16. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices, except as set forth on Schedule 2.16. Except as set forth on Schedule 2.16, no Seller is related by blood or marriage to, or otherwise affiliated with, any person listed on Schedule 2.16.

        As of the date hereof, the Company has approximately 50 employees. The Company is in compliance in all material respects with all Federal, State and local Regulations and Orders affecting employment and employment practices of the Company (including those Regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. Except as set forth on Schedule 2.16, (i) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, (iii) to the knowledge of the Company, no campaign to establish such representation is in progress and (iv) there is no pending or, to the best of the Company's knowledge, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. The Company believes its relationship with employees to be good.

        2.17 Absence of Certain Changes. Since September 30, 1997, there has not been (a) any Material Adverse Change (as defined in Section 12.3) to the Company; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on the Company; (c) any payment by the Company to, or any notice to or acknowledgment by the Company of any material amount due or owing to, the Company's self-insured carrier, if any, in connection with any self-insured amounts or liabilities under health insurance covering employees of the Company, in each case, in excess of a reserve therefor on the balance sheet for the fiscal year ended December 31, 1996 included in the Financial Statements; (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Company's capital stock, or any redemption or other acquisition of such capital stock by the Company; (e) any increase in the rate of compensation or in the benefits payable or to become payable by the Company to its directors, officers, employees or consultants other than in the ordinary course of business and consistent with prior practices; (f) any amendment, modification or termination of any existing, or entering into any new, Contract or plan relating to any salary, bonus, insurance, pension, health or other employee welfare or benefit plan for or with any directors, officers, employees or consultants of the Company; (g) any entry into any material Contract not in the ordinary course of business, including without limitation relating to any borrowing or capital expenditure; (h) any disposition by the Company of any material asset other than in the ordinary course of business and consistent with prior practices; (i) any material adverse change in the sales patterns, pricing policies, accounts receivable or accounts payable relating to the Company; (j) any write-down of the value of any inventory having an aggregate value in excess of $5,000, or write-off, as uncollectible, of any notes, trade accounts or other receivables having an aggregate value in excess of $5,000; or (k) any change by the Company in accounting methods or principles.

        2.18    Contracts.

                (a) The Company has listed on Schedule 2.18(a) all written and oral contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant suppliers, customers, joint venture or partnership agreements, contracts with any labor organizations and strategic alliances), (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to TSI. The Company's written or oral contracts, commitments and similar agreements include but are not limited to, the following (if any):

                        (i) pension,  profit sharing, bonus,  retirement,  stock
                option, stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in Schedule 2.24 hereto), or any Contract with any labor union;

                        (ii) employment, consultation or other compensation Contract, which is not terminable on notice of 30 days' or less by the Company without penalty or other financial obligation (and, except as set forth on Schedule 2.18(a), no officer or employee of the Company receives total salary, bonus and other compensation from the Company of $35,000.00 or more per annum);

                        (iii) Contract containing covenants or agreements limiting the freedom of the Company or any of its employees to compete in any line of business presently conducted by the Company with any Person or to compete in any such line of business in any area;

                        (iv) Contract with any Seller or with any affiliate or relative of any Seller (except for any Contract disclosed in Schedule 2.18(a)pursuant to clauses (ii) or (iii) of this
                Section 2.18(a));

                        (v) Contract relating to or providing for loans to officers, directors, employees or Affiliates;

                        (vi) Contract under which the Company has advanced or loaned, or is obligated to advance or loan, funds to any Person;

                        (vii) Contract relating to the incurrence, assumption or
                guarantee of any indebtedness, obligation or liability (in respect of money or funds borrowed), including letters of credit, or otherwise pledging, granting a security interest in or placing a Lien on any asset of the Company;

                        (viii) guarantee or endorsement of any obligation;

                        (ix) Contract under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party;

                        (x) Contract  pursuant to which the Company is lessor of
                or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                        (xi) assignment,  license,  indemnification  or Contract
                with respect to any intangible property (including, without limitation, any Proprietary Rights (as defined in Section 12.3 hereto));

                        (xii) warranty Contract with respect to its services rendered (or to be rendered);

                        (xiii) Contract or lease for, or with, any telephone switch, long distance or toll-free telephone providers;

                        (xiv) Contract with central  reservation systems ("CRS")
                (i.e., SABRE, APOLLO, SYSTEM ONE, etc.);

                        (xv) override  agreements  with travel  agencies,  other
                customers or suppliers;

                        (xvi) Contract which  prohibits,  restricts or limits in
                any way the payment of dividends or distributions by the Company;

                        (xvii)  Contract  under  which it has granted any Person
                any  registration  rights  (including   piggyback  rights)  with
                respect to any securities;

                        (xviii) Contract for the purchase, acquisition or supply
                of inventory and other property and assets, whether for resale or otherwise;

                        (xix)  Contracts  with  independent   agents,   brokers,
                dealers or distributors;

                        (xx)  sales,   commissions,   advertising  or  marketing
                Contracts;

                        (xxi) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations;

                        (xxii) Contracts with Persons with which, directly or indirectly, any Seller also has a Contract;

                        (xxiii)     Governmental     Contracts     subject    to
                redetermination or renegotiation; or

                        (xxiv) any other Contract which is material to the Company's operations or business prospects, except those which
                (x) were made in the ordinary course of business, and (y) are terminable on 30 days' or less notice by the Company without penalty or other financial obligation.

        (b) The Company has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of any material Contract listed on Schedule 2.18(a) nor in receipt of any claim of default or breach under any Contract listed on Schedule 2.18(a); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance by the Company, or to the knowledge of the Company, by any other party under any material Contract to which the Company is subject (including without limitation all performance bonds, warranty obligations or otherwise); the Company does not have any present expectation or intention of not fully performing all such obligations; the Company does not have any knowledge of any material breach or anticipated breach by the other parties to any such Contract to which it is a party.

        2.19 Disclosure. Neither this Agreement nor any of the exhibits, documents, certificates or other items delivered by Sellers or the Company hereunder contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein in light of the circumstances under which it was made not misleading.

        2.20    Title and Related Matters.

                (a) Except as described on Schedule 2.20, the Company has good and valid title to all of the property and assets reflected in the balance sheets included in the Financial Statements or acquired after the date thereof except for properties or assets sold or otherwise disposed of since the date thereof in the ordinary course of business, free and clear of all Liens, except
(i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties; or do not materially detract from the value of such properties and assets, taken as a whole, or (iii) as reflected in the balance sheets included in Financial Statements or the notes thereto. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by the Company in the conduct of its business is in reasonably good operating condition and repair, ordinary wear and tear excepted.

                (b) Schedule 2.20 attached hereto sets forth a description of all real and personal property owned or leased by the Company.

        2.21 Litigation. Except as set forth on Schedule 2.21, there is no Claim (as defined in Section 12.3) pending or, to the best knowledge of the Sellers and the Company, threatened against any of the Sellers or the Company which, if adversely determined, would have a Material Adverse Effect on the Company. Nor is there any Order outstanding against any of the Sellers or the Company having, or which, insofar as can reasonably be foreseen, in the future would have, a Material Adverse Effect on the Company.

        2.22    Tax Matters.

                (a) The Company has filed all federal, state, and local tax reports, returns, information returns and other documents (collectively, the "Tax Returns") required to be filed with any federal, state, local or other taxing authorities (each a "Taxing Authority", collectively, the "Taxing Authorities") in respect of all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "Taxes") and in accordance with all tax sharing agreements to which any Seller or the Company may be a party. All material Taxes required to be paid by the Company with respect to all periods prior to the Closing Date (including the period up to and including the day immediately preceding the Closing Date) have either been paid in full, or have been accrued on the Company's books and records in accordance with GAAP consistently applied. All material Taxes which are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Company except for liens for Taxes not yet due and payable. Neither any Seller nor the Company has executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes against the Company or to contest the income or loss with respect to any Tax Return of the Company.

                (b) No audit of the Company or the Company's Tax Returns by any Taxing Authority is currently pending or, to the knowledge of the Company, threatened, and no issues have been raised by any Taxing Authority in connection with any Tax Returns of the Company. No material issues have been raised in any examination by any Taxing Authority with respect to the Company which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of the Company on the Tax Returns filed by or on behalf of the Company for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied to the Purchaser, state accurately in all material respects the information requested with respect to the Company and such information was derived from the books and records of the Company.

                (c) The Company has not made nor has become obligated to make, nor will as a result of any event connected with the Closing become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

                (d) The Sellers shall cause the Company to file all Tax Returns and reports with respect to Taxes which are required to be filed before the Closing Date (a "Pre-Closing Tax Return"), and the Company shall pay all Taxes due in respect of such Pre-Closing Tax Returns to the appropriate Taxing Authority; and the Company shall pay all costs associated with the preparation thereof.

        2.23    Compliance   with  Law  and  Applicable   Government  and  other
                Regulations.

                (a) The Company is presently complying in respect of its operations, equipment, practices, real property, structures, and other property, and all other aspects of its business and operations, with all applicable Regulations and Orders, including all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety, except where failure or failures to so comply would not individually or in the aggregate have a Material Adverse Effect on the Company. There are no Claims pending, nor to the best knowledge of the Company are there any Claims threatened, nor has any Seller received any written notice regarding any material violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Company, including any requirement of OSHA or any pollution and environmental control agency (including air and water).

                (b) Schedule 2.23(b) attached hereto sets forth all material permits, licenses, provider numbers, orders, franchises, registrations and approvals (collectively, "Permits") from all Federal, state, local and foreign governmental regulatory bodies held by the Company. The Permits listed on
Schedule 2.23(b) are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on the Company. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

                (c) Schedule 2.23(c) attached hereto sets forth all industry affiliations and membership in industry groups (e.g., International Association of Travel Agents ("IATA"), Airline Reporting Corporation ("ARC"), etc.) of the Sellers and/or the Company. Neither the Company nor any of the Sellers are in violation in any material respect of any Regulation, rule or requirement of such affiliations or memberships. Except as set forth on Schedule 2.23(b), no consent of any such industry group is required for the Company and the Sellers to consummate the transactions contemplated by this Agreement.

        2.24    ERISA and Related Matters.

                (a) Benefit Plans; Obligations to Employees. Except as set forth in Schedule 2.24 hereto, neither the Company, nor any ERISA Affiliate of the Company, is a party to or participates in or has any liability or contingent liability with respect to:

                        (i) any "employee welfare benefit plan" or "employee pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

                        (ii)  any  retirement  or  deferred  compensation  plan,
incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                        (iii) any employment agreement not terminable on 30 days' or less written notice, without further liability.

                        Any plan, arrangement or agreement required to be listed on Schedule 2.24 for which any Seller or any ERISA Affiliate of any Seller may have any material liability or contingent liability is sometimes hereinafter referred to as a "Benefit Plan". For purposes of this Section, the term "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

                (b) Plan Documents and Reports. A true and correct copy of each of the Benefit Plans listed on Schedule 2.24, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, has been supplied or made available to the Purchaser. In the case of any Benefit Plan that is not in written form, the Purchaser has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the three most recent annual reports and accompanying schedules, the three most recent actuarial reports, and the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Benefit Plan has been supplied to or made available the Purchaser by the Company, and there have been no material changes in the financial condition in the respective Plans from that stated in the annual reports and actuarial reports supplied.

                (c) Compliance with Laws; Liabilities. As to all Benefit Plans, except as otherwise specified on Schedule 2.24, the Company is in compliance in all material respects with the terms of all Benefit plans and every Benefit Plan is in compliance in all material respects with all of the requirements and provisions of ERISA and all other laws and regulations applicable thereto, including without limitation the timely filing of all annual reports or other filings required with respect to such Benefit Plans. None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in
Section 407(d) of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Company nor any ERISA Affiliate of the Company has otherwise engaged in any prohibited transaction. There has been no "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any Benefit Plan. Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in the Company's balance sheet for the fiscal year ended December 31, 1996 included in Financial Statements provided to the Purchaser and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the closing date.

        2.25    Intellectual Property.

                (a) Except as set forth on Schedule 2.25, the Company has no trade name, service mark, patent, copyright or trademark related to its business. Except as set forth on Schedule 2.25, the Company has complied in all material respects with all federal and international trademark laws and has made all necessary filings and has registered its material Proprietary Rights in all jurisdictions necessary to protect each of its Proprietary Rights set forth on
Schedule 2.25.

                (b) The Company has the right to use each material Proprietary Right listed in Schedule 2.25, and except as otherwise set forth therein, each of such Proprietary Rights is, and will be on the Closing Date, free and clear of all royalty obligations and Liens. There are no Claims pending, or to the best knowledge of the Sellers, threatened, against any Seller that its use of any of the Proprietary Rights listed on Schedule 2.25 infringes the rights of any Person. The Sellers have no knowledge of any conflicting use of any of such Proprietary Rights.

                (c) The Company is not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Right and to the knowledge of the Company and the Sellers there is no conflict with the rights of others in respect to any Proprietary Right now used in the conduct of its business.

                (d)     Internal Software Applications.

                        (i) Software Applications. The current software applications used by the Company in the operation of its business are set forth and described on Schedule 2.25(d) hereto (the "Software"). All of the Software used by the Company is to the knowledge of the Company and the Sellers year 2000 compliant.

                        (ii) Owned Software. To the extent any of the Software has been designed or developed by the Company's management information or development staff or by consultants on the Company's behalf, such Software, is to the knowledge of the Company and the

Sellers original and capable of copyright protection in the United States, and the Company has complete rights to and ownership of such Software, including possession of, or ready access to, the source code for such software in its most recent version. No part of any such Software is to the knowledge of the Company and the Sellers an imitation or copy of, or infringes upon, the software of any other Person or violates or infringes upon any common law or statutory rights of any other Person, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. The Company has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Software.

                        (iii) Licensed Software. The Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by the Company in compliance with applicable law and is fully transferable to the Purchaser without any third party consent. All of the Company's computer hardware has legitimately-licensed software installed therein.

                        (iv) No Errors; Nonconformity. The Company warrants that the Software is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, and, with respect to owned Software, the applications can be recreated from their associated source codes.

        2.26 Environmental Matters. Except as disclosed in Schedule 2.26: (a) neither the Company's business nor the operation thereof violates in any material respect any applicable Environmental Law (as defined in Section 12.3) and no condition or occurrence (any accident, happening or event which occurs or has occurred at any time prior to the Closing Date, which results in or could result in a claim against the Company or the Purchaser or creates or could create a liability or loss for the Company or the Purchaser) which, with notice or the passage of time or both, would constitute a violation by the Company in any material respect of any Environmental Law; (b) the Company is in possession of all material Environmental Permits (as defined in Section 12.3) required under any applicable Environmental Law for the conduct or operation of the Company's business (or any part thereof), and the Company is in compliance in all material respects with all of the requirements and limitations included in such Environmental Permits; (c) the Company has not stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any property or facility now or previously owned, leased or operated by the Company except for inventories of chemicals which are used or to be used in all material respects in the ordinary course of the Company's business (which inventories have been sorted or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so-called "Right to Know" laws); (d) the Company has not received any notice from any Authority or any private Person that the Company's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any property or facility now or previously owned, leased or operated by the Company, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) the Company is not the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by the Company; (f) the Company has not buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or wastes, substances or materials on, beneath or adjacent to any property or facility now or previously owned, leased or operated by the Company or any property adjacent thereto; (g) no by-products of any manufacturing or mining process employed in the operation of the Company's business which may constitute pollutants, contaminants or hazardous or toxic wastes, substances or materials under any Environmental Law are currently stored or otherwise located on any property or facility now or previously owned, leased or operated by the Company or any property adjacent thereto; (h) no property or facility now or previously owned, leased or operated by the Company, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (i) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property or facility now or previously owned, leased or operated by the Company; (j) the Company has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material Claims against the Company for any remedial work, damage to natural resources or personal injury, including Claims under CERCLA; and (k) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property or facility now or previously owned or leased by the Company. The Company has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

        2.27 Dealings with Affiliates. Schedule 2.27 hereto sets forth a complete list, including the parties, of all oral or written agreements and arrangements to which the Company is, will be or has been a party, at any time from January 1, 1995 to the Closing Date, and to which any one or more Affiliates is also a party.

        2.28 Banking Arrangements. Schedule 2.28 attached hereto sets forth the name of each bank in or with which the Company has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all Persons currently authorized to draw thereon or having access thereto. Except as set forth on Schedule 2.28, the Company has no liability or obligation relating to funds or money borrowed by or loaned to the Company (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise).

        2.29 Insurance. Schedule 2.29 attached hereto sets forth a list and brief description, including dollar amounts of coverage, of all policies of property, fire, liability, business interruption, workers' compensation and other forms of insurance held by the Company as of the date hereof, as well as a schedule of unresolved Claims filed with the Company's current insurance carrier, including a history of such Claims and a description and estimated dollar amount of any unresolved Claims. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Neither the Company nor any Seller know of any state of facts, or of the occurrence of any event which is reasonably likely to (a) form the basis for any claim against the Company not fully covered by insurance for liability on account of any express or implied warranty or tortuous omission or commission, or (b) result in material increase in insurance premiums of the Company.

        2.30 Investment Representations. In connection with this Agreement or any agreement or transaction contemplated hereby, each Seller hereby represents and warrants to TSI as follows:

                (a) Each Seller has been offered, the opportunity to ask questions of, and receive answers from, TSI and its Subsidiaries, and the Sellers have been given full and complete access to all available information and data relating to the business and assets of TSI and its Subsidiaries, have obtained such additional information about TSI and its Subsidiaries which the Sellers have deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to TSI and, except as set forth herein, have not relied on any representation, warranty or other statement concerning the Purchaser and its Subsidiaries in their evaluation of the decision to consummate the transactions contemplated herein.

                (b) Each Seller understands that he or she must bear the economic risk of the TSI Stock, if and when issued to such Seller, for an indefinite period of time because, except as provided in this Agreement and the Registration Rights Agreement, (i) Seller understands that TSI proposes to issue and deliver the shares of TSI Stock issuable in accordance with this Agreement, without compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or the securities law of the State of Florida, New York or New Jersey; that for such purpose TSI will rely upon the representations, warranties, covenants and agreements contained herein, as well as any additional representations, warranties, covenants, agreements and certifications reasonably requested by TSI to be delivered by the Seller at such time(s) of issuance or reissuance of the TSI Stock; and that such noncompliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements are performed at and as of the time of issuance; (ii) Seller understands that, under existing rules of the Securities and Exchange Commission ("SEC"), there are restrictions in the transferability of his shares of TSI Stock; his shares of TSI Stock may be transferred only if registered under the Securities Act or if an exemption from such registration is available; and (iii) TSI neither has an obligation to register a sale of the TSI Stock held by any Seller nor has it agreed to do so in the future, except as set forth in the Registration Rights Agreement.

                (c) Except as set forth Schedule 2.30(c) each Seller is an "accredited investor", as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act in that each Seller, as of the date of this Agreement, either (a) (either individually or jointly with such Seller's spouse) has a net worth in excess of $1,000,000; or (b) had an individual income in excess of $200,000 in each of the two most recent years or joint income with such Seller's spouse in excess of $300,000 in each of those years, and reasonably expects reaching the same income level in the current year.

                (d) Except as set forth in Schedule 2.30(d) each Seller is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the shares of TSI Stock and such Seller's financial position is such that such Seller can afford to retain his shares of TSI Stock for an indefinite period of time without realizing any direct or indirect cash return on such Seller's investment.

                (e) Each Seller received this Agreement and first learned of the transactions contemplated hereby in his or her state of residence and executed or will execute all documents contemplated hereunder in such state.

                (f) Sellers are acquiring their shares of TSI Stock for such Seller's own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act. No Seller has any present plan, intention, commitment, binding agreement or arrangement to dispose of any shares of TSI Stock except as set forth herein or in the Registration Rights Agreement.

                (g) Sellers understand that the certificates evidencing their shares of TSI Stock, when and if issued, will bear the restrictive legends set forth herein.

        2.31 Inventories. The inventories (e.g. promotional items, gifts and brochures) of the Company on the date hereof do not include any items which are reflected on the balance sheets, included in the Financial Statements.

        2.32 Brokerage. Except as set forth in the immediately following sentence, neither the Company nor any Seller has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from the Company or any Seller, or from the Purchaser or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.
Company has engaged and shall solely be responsible for the fee payable to Spectrum Realty Corp.

        2.33    Improper  and Other  Payments.  Except as set forth on  Schedule
2.33 hereto, (a) neither the Company, any director or officer, thereof, nor, to the Company's knowledge, any employee (other than an officer or director), agent or representative of the Company nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate by or on behalf of the Company, and (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made by or on behalf of the Company.

        2.34 Significant Suppliers; Material Plans and Commitments. The Company has delivered to TSI an accurate list (which is set forth on Schedule 2.34) of (i) all significant suppliers, it being understood and agreed that a "significant supplier", for purposes of this Section 2.34, means a suppliers representing 5% or more of the Company's annual revenues as of the Balance Sheet Date and as of September 30, 1997. Except to the extent set forth on Schedule

2.34, none of the Company's significant customers (or persons or entities that are sources of a significant number of customers) have canceled or substantially reduced or, to the knowledge of the Company, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company. The Company has also indicated on Schedule
2.34 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payments of more than $25,000 by the Company.

        2.35    Franchising Matters.

                (a) The Company has complied in all material respects with all applicable Federal and State Franchise Laws and Business Opportunity Laws. There are no material lapsed filings and all material changes in the Company's franchising filings, including the Company's Uniform Franchise Offering Circular (the "UFOC"), have been filed with all the appropriate Authorities on a timely basis. No administrative orders have been issued or, to the best of the Company's knowledge, threatened by any Authority against the Company.

                (b) Except as set forth on Schedule 2.35(b), there are no material breaches of any franchising agreement by the Company, or to the Company's knowledge by any material franchise. All of the Company's trade names, service marks, copyrights, trademarks and other intangible assets have been properly filed and registered with all the appropriate franchising Authorities. The Company has no international franchisees, has not completed any international franchising transactions and has not made any offers to any prospective international franchisee.

                (c) Except as set forth on Schedule 2.35(c), no earnings claims have been made during the Company's sales and recruitment process and no representations or warranties were made to any prospective franchisee by the Company which are in conflict with the UFOC.

                (d) The UFOC is true and correct in all material respects. The Company has filed the UFOC with all necessary and appropriate Authorities and has made all necessary updates thereto. Schedule 2.35(d) lists all the franchisees of the Company, as well as the jurisdictions where the Company has registered the UFOC and the status of such filings.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Sellers as follows:

        3.1 Corporate Organization, etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect on the Purchaser.

        3.2 Authorization, Etc. The Purchaser has full corporate power and authority to enter into this Agreement and the agreements or documents contemplated hereby to which it is or will become a party and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. Upon execution and delivery of this Agreement and the other agreements contemplated hereby by the parties hereto and thereto this Agreement and the other agreements contemplated hereby shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

        3.3 No Violation. The execution, delivery and performance by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a material breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by or notice to any Authority pursuant to, the certificate of incorporation or by-laws of the Purchaser, or any Regulation to which the Purchaser is subject, or any material Contract or any Order to which the Purchaser or its properties are subject. The Purchaser will comply with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        3.4 Governmental Authorities. The Purchaser has complied in all material respects with all applicable Regulations in connection with its execution, delivery and performance of this Agreement and the agreements and transactions contemplated hereby. The Purchaser is not required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No authorization, consent, approval, exemption or notice is required to be obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement and the agreements and transactions contemplated hereby.

        3.5 Issuance of TSI Stock. The shares of TSI Stock that are required to be issued by TSI to the Sellers pursuant to this Agreement, shall, upon issuance and delivery and subject to the conditions set forth in this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

        3.6     Taxes.

                (a) The Purchaser has no present plan or intention for the Company to issue additional shares of stock, that would result in Purchaser losing control of the Company within the meaning of Section 368(c) of the Code.

                (b) The Purchaser has no present plan or intention to liquidate the Company, to merge the Company into another corporation, to cause the Company to sell or otherwise dispose of any of its assets (except for dispositions made in the ordinary course of business) or to sell or otherwise dispose of any of the Company stock acquired in the transaction, except for transfers described in Section 368(a)(2)(C) of the Code.

                (c) The Purchaser has no present plan or intention to reacquire any of its stock issued in the transaction.

                (d) The Purchaser will acquire the Company stock solely in exchange for Purchaser voting stock. Further, no liabilities of the Company or the Sellers will be assumed by the Purchaser, nor will any of the Company stock be subject to any liabilities.

                (e)     Following  the  transaction,   the  Company  intends  to
continue its historic business or use a significant portion of its historic business assets in a business.

                (f)     The Purchaser is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

                (g) The Purchaser shall report the transaction as a tax-free reorganization under Section 368(a)(1)(B) of the Code. The Purchaser shall not take any action that would adversely affect such treatment.

        3.7 Capital Stock. As of the date hereof, the authorized capital stock of the Purchaser consists of 51,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, par value $.01 per share and 1,000,000 shares of preferred stock. As of August 28, 1997 (i) 8,781,726 shares of Purchaser's common stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of preferred stock are issued and outstanding

        3.8 Options and Rights. There are no outstanding subscriptions, options, warrants, rights or securities, under which the Purchaser is bound or obligated to issue any additional shares of its capital stock or rights to purchase shares of its capital stock other than options granted under the Purchasers Stock Option Plan.

        3.9 Litigation. There is no Claim pending or to the best knowledge of the Purchaser, threatened against the Purchaser which, if adversely determined, would have a Material Adverse Effect on the Purchaser. Nor is there any Order outstanding against the Purchaser having, or which, insofar as can reasonably be foreseen, in the future will have a Material Adverse Effect on the Purchaser.

        3.10 Compliance with Law and Applicable Government Regulations. The Purchaser is presently complying in respect of its operations, equipment, practices, real property, structures, and other property, and all other aspects of its business and operations, with all applicable Regulations and Orders, except where such failures or failures to so comply would not individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the best knowledge of the Purchaser are there any Claims threatened, nor has Purchaser received any written notice, regarding any material violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Company, including any requirements of OSHA or any pollution and environmental control agency (including air and water).

        3.11 Material Adverse Change. Since June 30, 1997, there has not been a Material Adverse Change to the Purchaser.


        3.12 SEC Reports. Purchaser has timely filed all reports required to be filed with the SEC pursuant to the Securities and Exchange Act of 1934 (collectively, the "SEC Reports"), and has previously made available to the Sellers true and complete copies of all such SEC Reports. Such SEC Reports, as of their respective dates, complied in all material respects with applicable law, and none of such SEC Reports contained, as of their respective dates, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. The financial statements contained in the SEC Reports fairly present in all material respects, the financial position of the Purchaser at and as of the applicable dates thereof.

                                   ARTICLE IV

                            COVENANTS OF THE SELLERS

        From the date hereof until the Closing or the termination of this Agreement, except as otherwise consented to or approved by the Purchaser in writing, the Company covenants and agrees that it shall act, and the Sellers shall cause the Company so to act or refrain from acting where required hereinafter, to comply with the following:

        4.1     Regular Course of Business.

                (a) The Company shall operate its business diligently and in good faith and in the ordinary and usual course, consistent with past management practices; shall maintain all of its respective properties in good order and condition, shall maintain (except for expiration due to lapse of time) all leases and Contracts in effect without change except as expressly provided herein or except as occurs in the ordinary course of business; shall comply in all material respects with the provisions of all Regulations and Orders applicable to the Company and the conduct of its business; shall not cancel, release, waive or compromise any debt, Claim or right in its favor; shall not alter the rate or basis of compensation of any of its officers, directors, employees or consultants; shall maintain insurance and reinsurance coverage as in effect on the date hereof up to the Closing Date; and shall preserve the business of the Company intact, and use its reasonable best efforts to keep available for the Company and the Purchaser the services of the officers and employees of the Company, and to preserve the good will of clients, suppliers and others having business relations with the Company.

                (b) Without limiting the generality of the foregoing paragraph, the Company shall not, from the date hereof until the Closing, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of TSI:

                        (i) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it;

                        (ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for distributions to shareholders, which (i) are consistent with past practice, (ii) do not cause the Company to fail to meet the financial conditions set forth in Section 2.10 and (iii) do not violate pooling of interests restrictions; or

                        (iii) reclassify,  combine,  split, subdivide or redeem,
                purchase or otherwise acquire, directly or indirectly, any of its capital stock.

                (c)     Notwithstanding  any other  provision  set forth in this
Section 4.1, Section 4.5 or Section 2.17, the Purchaser hereby acknowledges and agrees that the Company shall pay: (i) the attorney's fees and other expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereunder, (ii) the broker's fee described in Section 2.32 hereof,
(iii) the bonus payments and marketing fees described on Schedule 216 hereto to the extent that such fees are incurred in the ordinary course of business.

        4.2 Amendments. No change or amendment shall be made in the articles of incorporation or by-laws of the Company. The Company shall not merge with or into or consolidate with any other corporation or Person, acquire substantially all of the assets of any Person or change the character of its business.

        4.3 Agreement to Retain Shares Each Seller agrees not to transfer, sell or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce such Seller's risk relative to, any of the Company's Shares (except for the conversion into TSI Stock in the transactions contemplated hereby) or TSI Stock held by such Seller or on such Seller's behalf, whether owned on the date hereof or after acquired, within the thirty
(30) days prior to the Closing Date.

        4.4 Capital and Other Expenditures. The Company shall not make any capital expenditures, or commitments with respect thereto in excess of $10,000.

        4.5 Cash and Cash Equivalents. Cash and cash equivalents shall be preserved, and expended, solely in the ordinary and usual course of business.

        4.6 Borrowing. The Company shall not incur, assume or guarantee any indebtedness for borrowed money, obligations or liabilities not reflected on the Financial Statements (or the balance sheets included therein) except in the ordinary course of business or for purposes of consummation of the transactions contemplated by this Agreement and, in the case of borrowed money, only after consultation with the Purchaser.

        4.7 Other Commitments. Except as set forth in this Agreement or as incurred or transacted in the ordinary course of business, or permitted in writing by the Purchaser, the Company shall not enter into any material transaction or make any material commitment or incur any material obligation (including entering into any real property leases).

        4.8 Interim Financial Information. To the extent prepared in the ordinary course of business, the Company shall supply the Purchaser with unaudited financial statements (including, without limitation, balance sheets and statements of revenues and expenses) and information for each calendar month, promptly after they become available.

        4.9     Full Access and Disclosure.

                (a) The Company shall afford to the Purchaser and its counsel, accountants and other authorized representatives reasonable access during business hours to the Company's facilities, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company, including financial audits; and the Sellers shall cause the Company's officers, employees and auditors to furnish on a timely basis such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to the Company made by the Company's independent auditors in connection with any examination of the Company's Financial Statements and books and records.

                (b) In connection with any "due diligence" examination performed by the Purchaser with respect to the business of the Company, the Sellers shall fully cooperate and provide assistance reasonably requested by Purchaser.

        4.10 Confidentiality. Each Seller and the Company shall, and shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Purchaser's prior consent, all written and oral information furnished or disclosed by or received from the Purchaser or its officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

        4.11 Fulfillment of Conditions Precedent. The Company and the Sellers shall use their reasonable best efforts to obtain at their expense, on or prior to the Closing Date, all such waivers, Permits, consents, approvals or other authorizations from third parties and Authorities, and to do all other things as may be required, obtained or done by the Company or Sellers in connection with the transactions contemplated by this Agreement in order to fully and expeditiously consummate the transactions contemplated by this Agreement.

                                    ARTICLE V

                           COVENANTS OF THE PURCHASER

        The Purchaser hereby covenants and agrees with the Company and the Sellers that prior to the Closing or the termination of this Agreement:

        5.1 Confidentiality. The Purchaser shall, and shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Sellers' prior consent, all written or oral information furnished or disclosed by or received from the Sellers, the Company or the Company's officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

        5.2     Full Access and Disclosure.

                (a) The Purchaser shall afford to the Company and the Sellers, and their counsel, accountants and other authorized representatives an opportunity to make such reasonable investigations as they shall desire to make of the business of the Purchaser; and the Purchaser shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Sellers shall from time to time reasonably request.

                (b) From time to time prior to the Closing Date, the Purchaser shall promptly supplement or amend information previously delivered to the Company and/or the Sellers with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

        5.3 Capital Structure. The Purchaser shall not reclassify, combine, subdivide or split its common stock or a pay a stock dividend.

        5.4 Merger. The Purchaser shall not merge with or consolidate into any other corporation, other than a merger or consolidation pursuant to which the Purchaser is the surviving entity.

        5.5 Interim Financial Information; Periodic Reports. To the extent prepared in the ordinary course of business, the Purchaser shall supply the Company with its audited financial statements as they become available. The Purchaser shall supply the Company with all reports filed under the Securities and Exchange Act of 1934, promptly after such filing.

        5.6 Fulfillment of Conditions Precedent. The Purchaser shall use its reasonable best efforts to obtain, at its expense, on or prior to the Closing Date, all waivers, Permits, consents, approvals or other authorizations from third parties and Authorities, and to do all other things that are required to be done or obtained by the Purchaser in connection with the transactions contemplated in this Agreement or in order to fully and expeditiously consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                OTHER AGREEMENTS

        The parties hereto further agree, on or before the Closing Date, as follows:

        6.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. In furtherance and not in limitation of the preceding sentence, the parties hereto shall use their best efforts to cause the Closing to take place on or before November 30, 1997. If at any time after the Closing Date the Purchaser shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Purchaser (or the Company, as appropriate), the title to any property or rights of the Sellers acquired or to be acquired by reason of, or as a result of, the acquisition, the Sellers agree that the Sellers shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Company and otherwise to carry out the purpose of this Agreement.

        6.2 Pooling Accounting; Tax Matters. Each of the parties hereto shall use its reasonable efforts to cause the transactions contemplated hereby to be accounted for as a pooling of interests and to qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Code. Each of the parties hereto shall not, and shall use its reasonable efforts to cause its affiliates to not, knowingly take any action that would adversely affect the ability of TSI to account for the transactions contemplated hereby as a pooling of interests or to qualify as a reorganization under the provisions of Section 368 of the Code.

        6.3 Agreement to Defend. In the event any action, suit, proceeding or investigation of the nature specified in Sections 7.2 or 8.2 is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

        6.4 Consents. Without limiting the generality of Section 6.1, each of the parties hereto shall use their reasonable best efforts to obtain all permits, authorizations, consents and approvals of all Persons and governmental authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

        6.5 No Solicitation or Negotiation. Unless and until this Agreement is terminated, neither the Sellers nor the Company through its directors, officers, employees, representatives, agents, advisors, accountants and attorneys shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Should the Company or any Seller be contacted with respect to any offer, inquiry or proposal, the Company and the Sellers shall immediately advise the Purchaser in writing of the name, address and phone number of the contact and the nature of the inquiry.

        6.6 No Termination of Sellers' Obligations by Subsequent Incapacity, Etc. Each Seller specifically agrees that the obligations of such Seller hereunder, including, without limitation, obligations pursuant to Article XI shall not be terminated by the death or incapacity of any Seller.

        6.7 Employment Agreements. The Company, the Sellers, Tony Persico and Charlotte Luna shall, at or prior to the Closing, terminate any existing employment agreements between the Company and such Persons, and Tony Persico and Charlotte Luna shall each enter into an Employment Agreement with TSI (or, at TSI's option if guaranteed by TSI, an affiliate or subsidiary of TSI) in the form of Exhibit 6.7 attached hereto (the "Employment Agreements").

        6.8 Public Announcements. Neither any Seller nor the Company nor any Affiliate, representative, employee or shareholder of either of such Persons, shall disclose any of the terms of this Agreement to any third party (other than the Purchaser's advisors and senior lending group and the Sellers' advisors) without the other party's prior written consent unless required by any applicable law. The form, content and timing of any and all press releases, public announcements or publicity statements (except for any disclosures required by Federal or State securities laws in connection with the registration of TSI's securities or otherwise) with respect to this Agreement or the transactions contemplated hereby shall be subject to the prior approval of the Purchaser. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement.

        6.9     Non-Competition Covenant.

                (a) As a material and valuable inducement for the Purchaser to enter into this Agreement, issue and deliver the shares of TSI Stock hereunder and consummate the transactions provided for herein, during the "Restricted Period" (as hereinafter defined), each Seller agrees, unless otherwise permitted by TSI in writing, that he or she shall not, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                        (i) engage, as an officer, director, shareholder, owner,
                partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in any travel service business in direct competition with TSI or any subsidiary or Affiliate of TSI (collectively with TSI, the "TSI Entities" and each (including
                TSI), a "TSI Entity"), within the United States or within 100 miles of any other geographic area in which any TSI Entity conducts business, including any territory serviced by any TSI Entity (the "Restricted Territory");

                        (ii) solicit any person who is, at that time, or who has
                been within one (1) year prior to that time, an employee of any TSI Entity for the purpose or with the intent of enticing such employee away from or out of the employ of any TSI Entity;

                        (iii) solicit any person or entity which is, at that time, or which has been within one (1) year prior to that time, a customer or supplier of any TSI Entity for the purpose of soliciting or selling products or services in direct competition with any TSI Entity within the Restricted Territory; or

                        (iv) solicit any prospective  acquisition candidate,  on
                such Seller's own behalf or on behalf of any competitor or potential competitor, which candidate was, to such Seller's knowledge, either called upon by any TSI Entity or for which TSI made an acquisition analysis, for the purpose of acquiring such entity.

                (b) Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Seller from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

                (c) As used in this Agreement, the term "Restricted Period" shall mean a period equal to five years.

                (d) In recognition of the substantial nature of such potential damages and the difficulty of measuring economic losses to TSI as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to TSI for which it would have no other adequate remedy, Seller agrees that in the event of breach by such Seller of the foregoing covenant, TSI shall be entitled to specific performance of this provision and co-injunctive and other equitable relief.

                (e) It is agreed by the parties that the foregoing covenants in this Section 6.9 impose a reasonable restraint on the Sellers in light of the activities and business of the TSI Entities on the date of the execution of this Agreement and the current plans of the TSI Entities; but it is also the intent of TSI and the Sellers that such covenants be construed and enforced in accordance with the changing activities, business and locations of the TSI Entities, whether before or after the date of termination of the employment of such Seller provided, that the applicable Seller participated in the development of the changed activity, business or location. For example, if, during the Restricted Period, a TSI Entity engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or its existing activities or business or the locations currently established therefor, then such Seller will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating location(s) through the Restricted

Period if the Seller was involved in the development of such new businesses, locations or activities.

                (f) The covenants in this Section 6.9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

                (g) All of the covenants in this Section 6.9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Seller against TSI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by TSI of such covenants. Further, this Section 6.9 shall survive the Closing and the termination of such Seller's employment with a TSI Entity. It is specifically agreed that the Restricted Period, during which the agreements and covenants of the Seller made in this Section 6.9 shall be effective, shall be computed by excluding from such computation any time during which such Seller is in violation of any provision of this Section 6.9.

        6.10    Non-disclosure; Confidentiality

                (a) Confidential Information. By virtue of Seller's employment, association or involvement with a TSI Entity, Seller may obtain confidential or proprietary information developed, or to be developed, by an TSI Entity. "Confidential Information" means all proprietary or confidential business information, whether in oral, written, graphic, machine-readable or tangible form, and whether or not registered, and including all notes, plans, records, documents and other evidence thereof, including but not limited to all: patents, patent applications, copyrights, trademarks, trade names, service marks, service names, "know-how," customer lists, details of client or consulting contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers, business acquisition plans or any portion or phase of any scientific or technical information, discoveries, computer software or programs used or developed in whole or in part by any TSI Entity (including source or object codes), processes, procedures, formulas or improvements of any TSI Entity; algorithms; computer processing systems and techniques; price lists; customer lists; procedures; improvements, concepts and ideas; business plans and proposals; technical plans and proposals; research and development; budgets and projections; technical memoranda, research reports, designs and specifications; new product and service developments; comparative analyses of competitive products, services and operating procedures; and other information, data and documents now existing or later acquired by an TSI Entity, regardless of whether any of such information, data or documents qualify as a "trade secret" under applicable Federal or State law. "Confidential Information" shall not include
(a) any information which is in the public domain during the period of service by the Seller or becomes public thereafter, provided such information is not in the public domain as a consequence of disclosure by the Sellers in violation of this Agreement, and (b) any information not considered confidential information by similar enterprises operating in the travel service industry or otherwise in the ordinary course.

                (b) Non-Disclosure. Each Seller agrees that, except as directed by such Seller's TSI Entity employer, as required or otherwise contemplated under this Agreement or such Seller's Employment Agreement or as otherwise required by law, he or she will not at any time (during the term of such Seller's employment by an TSI Entity or at any time thereafter), except as may be expressly authorized by the TSI Entity in writing, disclose to any Person or use any Confidential Information whatsoever for any purpose whatsoever, or permit any Person whatsoever to examine and/or make copies of any reports or any documents or software (whether in written form or stored on magnetic, optical or other mass storage media) prepared by him or that come into his or her possession or under his control by reason of his or her employment by a TSI Entity or by reason of any consulting or software development services he or she has performed or may in the future perform for a TSI Entity which contain or are derived from Confidential Information. Each Seller further agrees that while employed at an TSI Entity, no Confidential Information shall be removed from the TSI Entity's business premises, without the prior written consent of such TSI Entity. In addition, each of the Sellers hereby acknowledges that he or she is aware of the restrictions imposed by federal securities laws on persons possessing material non-public information with respect to SEC reporting companies and agree that he or she will effect any transactions in the stock of TSI without compliance with such laws.

                (c) TSI Group Property. As used in this Agreement, the term "TSI Group Property" means all documents, papers, computer printouts and disks, records, customer or customer lists, files, manuals, supplies, computer hardware and software, equipment, inventory and other materials that have been created, used or obtained by any TSI Entity, or otherwise belonging to any TSI Entity, as well as any other materials containing Confidential Information as defined above. Each Seller recognizes and agrees that:

                        (i) All the TSI Group  Property  shall be and remain the
                property of the TSI Entity to which such belongs;

                        (ii) Sellers will  preserve,  use and hold the TSI Group
                Property only for the benefit of TSI and its Affiliates and to carry out the business of the TSI Entity, TSI and its Affiliates; and

                        (iii) When any Seller's  employment is terminated,  such
                Seller will immediately deliver and surrender to the TSI Entity all the TSI Group Property, including all copies, extracts or any other types of reproductions, which such Seller has in his possession or control.

        6.11    Registration  Rights.  TSI and the  Sellers  shall  enter into a
registration   rights   agreement   (the   "Registration    Rights   Agreement")
substantially in the form attached hereto as Exhibit 6.11.

        6.12    Affiliates;   Pooling  Agreements.  The  Sellers  represent  and
warrant that attached as Schedule 6.12 is a list of all persons who could in connection with the acquisition of the

Company by TSI be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145") or applicable "pooling" accounting restrictions, and the Sellers shall promptly notify TSI of any change in such list from time to time through the Closing Date. The Sellers shall (and shall cause each person listed or required to be listed on Schedule 6.12 to) deliver to TSI, at least 10 days prior to the Closing Date, a written "affiliates" agreement, in the form of Exhibit 6.12 hereto, restricting the disposition by such affiliate of the TSI Stock to be received by such person pursuant hereto or in connection herewith, as contemplated by Rule 145 and as required to qualify the acquisition for pooling of interest accounting treatment and tax-free reorganization treatment under the Code. In furtherance thereof, the Sellers and the Company covenant and agree to (i) cause their auditors to be reasonably available and (ii) execute and delivery any certificates or documents or instruments that the Purchaser's independent auditors reasonably deem necessary, so that the Purchaser's independent auditors could review or confirm any information necessary in order to satisfy itself that the transaction will qualify for pooling of interest accounting treatment and tax-free reorganization treatment under the Code.

        6.13 Advice of Changes. The Sellers, the Company and the Purchaser shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VII or VIII to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Notwithstanding the foregoing, if such notification results from or relates to an event occurring or condition or state of facts existing after the date hereof, such notification shall cure for all purposes other than the condition existing in Section 7.1 or Section 8.1, as the case may be, any breach of representation or warranty that would exist in the absence of such notification.

        6.14 Personal Guarantee. Prior and subsequent to the Closing, the Company shall use its best efforts to effect a release of Anthony Persico's obligations under any agreement entered into by the Company and guaranteed by Anthony J. Persico (the "Persico Agreement"). Further, notwithstanding the indemnification provisions set forth in Article XI hereof, the Company, and following the Closing Date, the Purchaser, shall indemnify Anthony J. Persico for any and all expenses, losses, claims, damages or liabilities incurred by Anthony J. Persico under any Persico Agreement.

                                   ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

        Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Purchaser:

        7.1 Representations and Warranties; Covenants and Agreements. The representations and warranties of the Sellers contained in Article II and elsewhere in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Sellers or the Company to the Purchaser, shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "material adverse effect" or "material adverse change" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Sellers or the Company. The Sellers and the Company shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to the Closing Date. Each of the Sellers and the president of the Company (on behalf of the Company) shall have executed and delivered to the Purchaser a certificate, dated the Closing Date, certifying to the foregoing.

        7.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

        7.3 Third Party Consents. The Sellers and the Company shall have obtained all consents, approvals, waivers or other authorizations with respect to all of the Company's store front leases and any other Contract, under which the payments are reasonably anticipated to equal or exceed $10,000 over the following  twelve  months,  such that such  Contracts and leases shall remain in effect (without default, acceleration, termination, assignment, right of termination or assignment, payment, increase in rates or compensation payable, penalty, interest or other adverse effect) from and after the Closing Date as such contracts and leases operated and were in effect before the Closing Date.

        7.4 Regulatory Approvals. [This Section intentionally left blank.]

        7.5 No Material Adverse Change. There shall have been no Material Adverse Change to the Company since the date of this Agreement. The Purchaser shall have received a certificate (which shall be addressed to the Purchaser), dated the Closing Date, of the president and chief financial officer of the Company, certifying (on behalf of the Company) to the foregoing.

        7.6 Accountants' Letters. TSI shall have received a letter from Arthur Andersen LLP, in form and substance reasonably satisfactory to TSI, to the effect that, as of the Closing Date, accounting for the transaction as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations a "Pooling" is appropriate if the transaction is closed and consummated as contemplated by this Agreement. The Sellers and the Company shall have used their best efforts to obtain the cooperation of the Company's accountant in order for the Purchaser to establish that the Company and its operations are suitable for and are not prohibited from qualifying for a Pooling.

        7.7 Opinion of Sellers' Counsel. The Purchaser shall have received an opinion of counsel to the Sellers and the Company (which will be addressed to the Purchaser), dated the Closing Date, in the form of reasonably satisfactory to Purchaser.

        7.8 Employment Agreements. Tony Persico and Charlotte Luna shall have terminated their existing employment agreements, if any, with the Company and shall have executed and delivered to the Purchaser Employment Agreements with TSI in the form of Exhibit 6.7 attached hereto.

        7.9 Delivery of the Company Share Certificates. Each of the Sellers shall have executed and delivered this Agreement, or a counterpart hereof, and together shall have delivered at the Closing stock certificates representing all of the Company Shares, duly endorsed for transfer to the Purchaser, together with stock powers duly executed in blank.

        7.10 Affiliate Agreements. The Purchaser shall have received executed copies of all "affiliate" agreements required under Section 6.12 hereof, each of which shall be substantially the form attached hereto as Exhibit 6.12.

        7.11 Simultaneous Closings. The Purchaser shall have received executed copies of all agreements, documents and other deliveries required to close, and shall have closed (or will simultaneously close herewith) the acquisition of CruiseWorld, Inc. by TSI.

        7.12 Financial Statements. The Company shall deliver a balance sheet, statement of operations, and statement of stockholder's equity and cash flows for the Company covering the nine months ended September 30, 1997.

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

        Each and every obligation of the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Sellers:

        8.1 Representations and Warranties; Performance. The representations and warranties of the Purchaser contained in Article III and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, the Purchaser, to the Sellers, shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "material adverse effect" or "material adverse change" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. An authorized officer of the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, certifying to the foregoing.

        8.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

        8.3 Purchase Consideration. The Sellers shall have received the consideration (in the form of TSI Stock) required to be delivered at Closing and to which each Seller is entitled pursuant to Section 1.1 hereof.


        8.4 Employment Agreements. TSI shall have executed and delivered to each of Tony Persico and Charlotte Luna an Employment Agreement between TSI and such Person in the form of Exhibit 6.7 attached hereto.


        8.5 Registration Rights Agreement. Purchaser shall have executed the Registration Rights Agreement.


        8.6     Regulatory Approvals. [This Section intentionally left blank.]

        8.7 No Material Adverse Change. There shall have been no Material Adverse Change in the Purchaser since the date of this Agreement. The Company shall have received a certificate (addressed to the Company and the Sellers), dated the Closing Date of an officer of the Purchaser, certifying the foregoing.

        8.8 Opinion of Purchasers' Counsel. The Company shall have received an opinion of counsel to the Purchaser (which will be addressed to the Sellers), dated the Closing Date, in a form reasonably satisfactory to the Company.

        8.9 Simultaneous Closing. The Company shall have received executed copies of all agreements, documents and other deliveries required to close, and shall have closed (or will simultaneously close herewith) the acquisition of CruiseWorld, Inc. by TSI.

                                   ARTICLE IX

                                     CLOSING

        9.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on or before November 30, 1997, or on such other date which is mutually agreed upon in writing following the satisfaction or waiver of the conditions to closing set forth in Article VII and Article VIII hereof (the "Closing Date").

        9.2     Closing Deliveries. At the Closing,

                (a) the Sellers and the Company shall deliver or cause to be delivered to the Purchaser:

                        (i) a certificate or certificates  evidencing all of the
                Company Shares, duly endorsed for transfer with all necessary transfer stamps affixed;

                        (ii) copies of all  consents and  approvals  required by
                Sections 7.3 and 7.4;

                        (iii) the Opinion of Counsel required by Section 7.7;

                        (iv) the Officers' Certificates required by Sections 7.1
                and 7.5;

                        (v) the Employment Agreements required by Section 7.8;

                        (vi) the Affiliate Letters required by Section 7. 10;

                        (vii) a  certificate,  signed  by the  secretary  of the
                Company, as to the articles of incorporation and by-laws of the Company, the resolutions adopted by the board of directors and shareholders of the Company in connection with this Agreement, the incumbency of certain officers of the Company and the jurisdictions in which the Company is qualified to conduct business, in form acceptable to the Purchaser;

                        (viii) certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of the Company as of a date not more than 10 days prior to the Closing Date, as a corporation organized under the laws of the State of Florida and as a foreign corporation authorized to do business under the laws of the various jurisdictions where it is so qualified.

                        (ix) such other  certified  resolutions,  documents  and
                certificates as are required to be delivered at the Closing by any Seller or the Company pursuant to the provisions of this Agreement.

                (b)     The Purchaser shall deliver to the Sellers:

                        (i) the TSI Stock required to be issued and delivered to
                each such  Seller at  Closing in  accordance  with  Section  1.1

                        (ii) the Officers'  Certificate required by Section 8.1;
                and

                        (iii) the Employment Agreements required by Section 8.4;

                        (iv) such other  certified  resolutions,  documents  and
                certificates as are required to be delivered at the Closing by the Purchaser pursuant to the provisions of this Agreement.

                        (v) the Officer's Certificate required by Section 8.7;

                        (vi) the  Registration  Rights  Agreement as required by
                Section 8.5;

                        (vii) the Opinion of Counsel required to be delivered by
                Section 8.8.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

        10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                (a) by mutual consent of the Purchaser, the Sellers and the Company;

                (b) by notice given by the Purchaser or each of the Sellers and the Company if this Agreement is not consummated on or before December 31, 1997; provided, however, that if the failure to consummate the transaction as of that date has resulted from the breach or default of any party with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 10.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law; or

                (c) by notice given by the Purchaser or each of the Sellers and the Company if as of the Closing Date (including any extensions) any of the conditions specified in Article VII or Article VIII hereof, respectively, shall not have been satisfied.

        10.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 10.1 hereof, and subject to the proviso contained in Section 10.1(b), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                (b) all information received by any party hereto with respect to the business of any other party or the Company (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

                (c) no party hereto shall have any further liability or obligation to any other party under or in connection with this Agreement; provided, however, the non-breaching or non-defaulting party shall not be foreclosed from bringing a Claim or cause of action or otherwise recovering from the breaching or defaulting party for such breach or default.

                                   ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

        11.1 Survival. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this
Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties of the Company and the Sellers shall survive and continue until:

                        (1) with respect to the  representations  and warranties
                in Sections 2.22 (tax matters) and 2.24 (ERISA matters) and 2.26 (environmental matters), until sixty (60) days following the expiration of the applicable statute of limitations;

                        (2) with respect to the  representations  and warranties
                in Sections 2.3 (capitalization), 2.5 (title to the Company Shares) and 2.6 (options and rights on capital stock), these representations shall survive and continue forever and without limitation; and

                        (3) with respect to all other representations and warranties, the date upon which TSI receives from its outside auditors the audited financial statements for TSI's fiscal year ending December 31, 1998 (the "1998 Audit Date"), except for representations, warranties and indemnities for which an indemnification Claim shall be pending as of the 1998 Audit Date, in which event such indemnities shall survive with respect to such Claim until the final disposition thereof.

        11.2 Indemnification by the Sellers. Subject to this Article XI, the Purchaser and its officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Sellers, jointly and severally, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of any Seller or the Company under this Agreement, or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument executed by any Seller or the Company and delivered hereunder; provided, that Sellers shall not have any obligation under this
Section 11.2 to indemnify Purchaser until the aggregate combined total of all losses, claims, expenses, liabilities or damages incurred by Purchaser exceeds $125,000, whereupon Purchaser shall be entitled to indemnification hereunder for the entire aggregate amount of all such losses in excess of $125,000, up to a maximum indemnification payment equal to $7,250,000.

        11.3 Indemnification by the Purchaser. Subject to this Article XI, the Sellers and their heirs, assigns, representatives and agents shall be indemnified and held harmless by the Purchaser, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, demands, assessments, judgment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Purchaser hereunder provided, that Purchaser shall not have any obligation under this Section 11.3 to indemnify Sellers until the aggregate combined total of all losses, claims, expenses, liabilities or damages incurred by Sellers exceeds $125,000 whereupon Sellers shall be entitled to indemnification hereunder for the entire aggregate amount of all such losses in excess of $125,000, up to a maximum indemnification payment of $7,250,000.

        11.4    Third-Party  Claims.   Except  as  otherwise  provided  in  this
Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "indemnitee") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which assessment, imposition, Claim, liability or obligation the other party to this Agreement (hereinafter the "indemnitor") is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if a Claim thereon is to be, or may be, made against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings. The indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume and control the defense of such action unless such action if adversely determined (i) may if adversely determined result in injunctions or other equitable remedies in respect of the indemnitee or its business; (ii) may if adversely determined result in liabilities which, taken with other then existing Claims under this Article XI, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or financial condition of the indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the indemnitee). The indemnitor and the indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner. If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such indemnitee in connection with such obligation or liability subject to this Article XI.

        Prior to paying or settling any Claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree holding the indemnitee liable on such claim or failing such judgment or decree, and must first receive the written approval of the terms and conditions of such settlement from the indemnitor. An indemnitor shall have the right to settle any Claim against it, subject in the case of any settlement that does not solely require the payment of money to the prior written approval of the indemnitee, which approval shall not be unreasonably withheld.

        An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed, or is prohibited under this
Section 11.4 from employing,  counsel in the defense of such action or Claim, or
(c) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor.

        Notwithstanding anything contained in this Article XI, in the event that Arthur Anderson, LLP determines that, as a result of the provisions contained in this Article XI, it is unable to deliver the letter referred to in Section 7.6, the parties hereto shall promptly amend this Article XI in whatever manner necessary such that the provisions of this Article XI do not result in Arthur Anderson, LLP's inability to deliver the letter referred to in Section 7.6.

        The parties hereto acknowledge and agree that the remedies set forth in this Article XI shall be the sole remedies available to such parties from any claims arising hereunder.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

        12.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement signed by the Company, the Purchaser and the Sellers.

        12.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents, annexes, attachments, certificates and instruments referred to herein and




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



therein, embodies the entire agreement and understanding of the parties hereto in respect of the agreements and transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

        12.3    Certain Definitions.

                "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

                "Authority" means any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

                "Claim" means any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

                "Contract" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

                "Environmental Law" means any Regulation, Order, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local statutes.

                "Environmental   Permit"  shall  mean   Permits,   certificates,
approvals, licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Company's business.

                "GAAP" means generally accepted accounting principles.

                "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement or restriction of another Person of any kind or nature.

                "Material Adverse Change" means any development or change which has had or would have a Material Adverse Effect.

                "Material Adverse Effect" means any circumstances, state of facts or matters which has, or would reasonably be expected to have, a material adverse effect in respect of TSI's or the Company's (as the case may be) business, operations, properties, assets, condition (financial or otherwise), or results of operations.

                "Order" means any decree, consent decree, judgment, award, order, injunction ruling, consent of or by an Authority.

                "Person" means any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, Authority or natural person.

                "Proprietary Rights" means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

                "Regulation"   means  any  law,   statute,   rule,   regulation,
ordinance, requirement or other binding action of or by an Authority.

                "Subsidiary" means any Person which the Purchaser or the Company, as the case may be, owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests.

        12.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered by hand delivery, via facsimile or overnight receipted courier service to:

                (a)     If to the Sellers or the Company, to:

                        CruiseOne, Inc.
                        10 Fairway Drive
                        Deerfield Beach, FL  33441

                        with a copy to:

                        Parker Chapin Flattau & Klimpl, L.L.P.
                        1211 Avenue of the Americas
                        New York, New York 10036
                        Attention: Martin Eric Weisberg, Esq.



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



or to such other person or address as the Sellers or the Company shall furnish by notice to the Purchaser in writing.

                (b)     If to the Purchaser to:

                        Travel Services International, Inc.
                        220 Congress Park Drive
                        Delray Beach, Florida 33445
                        Attention: Michael J. Moriarty
                        President and Chief Operating Officer

                with a copy to:

                        Travel Services International, Inc.
                        220 Congress Park Drive
                        Delray Beach, Florida 33445
                        Attention: Suzanne B. Bell, Esq.
                        Senior Vice President and General Counsel

                with a further copy to:

                        Greenberg Traurig Hoffman
                        Lipoff Rosen & Quentel, P.A.
                        515 E. Las Olas Boulevard, Suite 1500
                        Fort Lauderdale, Florida  33301
                        Attn:  Daniel H. Aronson, Esq.


or to such other person or address as the Purchaser shall furnish by notice to Sellers in writing. Notice shall be deemed to have been given when the party being noticed has received delivery of the notice, except that notice effected via facsimile shall be deemed given upon confirmation of the transmission of the facsimile.

        12.5 Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section of this Agreement to which such disclosure relates, except where such disclosure gives the party to whom such disclosure is made fair and reasonable notice of the matter set forth in the disclosure.



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



        12.6 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

        12.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to any wholly-owned Subsidiary.

        12.8 Governing Law. The Agreement shall be governed by the internal laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect and performance.

        12.9 Consent to Jurisdiction; Service of Process. The Company and each of the Sellers hereby irrevocably submit to the jurisdiction of the state or federal courts located in Palm Beach County, Florida, in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

        12.10 Injunctive Relief. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

        12.11 Headings. The article, section and other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement (or any provision hereof).

        12.12 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs include the plural and vice versa.

        12.13 Construction. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

        12.14 Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

        12.15 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative except as expressly provided herein.

        12.16 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        12.17 Expenses. All fees, costs and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred in connection with considering, pursuing, negotiating, documenting or consummating this Agreement and the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

        12.18 Attorneys' Fees. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the losing party all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred with respect to trials, appeals and collection.

        12.19 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                     * * * *

                  [Remainder of Page Intentionally Left Blank]



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


        IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.



                                   PURCHASER:

                                   TRAVEL SERVICES INTERNATIONAL, INC.:

                                   By:
                                   Name:
                                   Title:


                                   SELLERS:



                                     /s/  Tony Persico
                                   ------------------------
                                   Tony Persico



                                     /s/  Charlotte Luna
                                   ------------------------
                                   Charlotte Luna




                                   THE COMPANY:

                                   CRUISEONE, INC.

                                   By:  /s/  Tony Persico
                                        ------------------------
                                   Name:     Tony Persico
                                   Title:    President





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